Exhibit (c)(3)

Presentation to The Board of Directors Regarding Project Buckeye Strictly Private and Confidential June 19, 2003 TO BE UPDATED AS APPROPRIATE FOR SUBSEQUENT BOARD OF DIRECTORS DELIBERATIONS

Table of Contents Transaction Overview Background to the Transaction Merger Price Analysis

I. Transaction Overview

Transaction Overview(1) Acquiror: A special purpose acquisition vehicle formed by Goldner Hawn Johnson & Morrison Incorporated with Buckeye management participation ("GHJM") Transaction Structure: Cash merger Tax Treatment: Taxable transaction Merger Price: $6.00 per share in cash Options: Options of non-participating management and other employees to be cashed out Management Agreements: Selected key management personnel to contribute existing shares and options in exchange for equity in the surviving company No-Shop: Standard with fiduciary out Termination Fee: Topping fee of $2 million as well as up to $1 million for documented expenses in certain cases Significant Conditions to Close: Funding provided under existing commitment letters Shareholder approval (662/3%) HSR approval Based upon a review of the draft Agreement and Plan of Merger dated 6/23/03.

II. Background to the Transaction

Early Background to the Transaction Timeline Comments December 14, 1999 In response to an unsolicited expression of interest and ensuing preliminary discussions, Party A executed a confidentiality agreement. February 2000 The board of directors (the "Board") retained an investment bank to pursue strategic alternatives. March - June 2000 The investment bank contacted a broad universe of both potential strategic and financial buyers. July 19, 2000 The Board reviewed Party A's bid of $5.25 per share (the highest bid received from interested parties who had submitted bids to the investment bank in connection with the review of strategic alternatives). August 2000 Party A's bid was rejected by the Board. The Board approved a share repurchase program, in which Buckeye completed the repurchase of 3.5 million shares for $17.7 million at an average price of $5.05 per share. October 2001 In response to an unsolicited expression of interest and ensuing preliminary discussions, Party B executed a confidentiality agreement.

Events Leading to Current Proposal Timeline Comments August 9, 2002 Party B proposed $3.50 per share. August 19, 2002 RBC Dain Rauscher Inc., a member company of RBC Capital Markets ("RBC"), was hired by the Board. Party B executed a new confidentiality agreement. September 3, 2002 Party B proposed $4.50 per share. November 20, 2002 Party B (with different advisors) proposed $4.00 per share. February 3, 2003 In response to an unsolicited expression of interest and ensuing preliminary discussions, Party C executed a confidentiality agreement. March 13, 2003 Party B (again with different advisors) proposed $4.50 per share. March 24, 2003 GHJM executed a confidentiality agreement. April 8, 2003 Party C proposed $3.50 per share. May 7, 2003 Party C proposed $4.60 per share. May 9, 2003 GHJM proposed $4.75 per share. GHJM and Party C were invited to submit best and final proposals. May 12, 2003 GHJM proposed $6.00 per share, which was superior to Party C's revised bid. May 16, 2003 Exclusivity letter agreement was signed by Buckeye with GHJM.

III. Merger Price Analysis

Normalized Historical Results(1) Management Forecast(1) Fiscal Year Ended, Fiscal Year Ended, 2/1/01 2/1/02 2/1/03 5/3/03 2/1/04 2/1/05 2/1/06 2/1/07 2/1/08 2000A 2001A 2002A LTM 2003E 2004E 2005E 2006E 2007E Summary Data Number of stores (ending) 64 68 68 68 69 72 74 77 80 Comparable store sales growth (0.8%) (3.5%) (2.4%) (3.5%) 0.0% 1.0% 1.0% 1.0% 1.0% Sales per square foot(2) $123 $119 $117 $117 $119 $120 $122 $124 $126 Income Statement Revenue $675,209 $661,170 $657,667 $647,471 $657,111 $678,166 $705,491 $733,648 $766,663 % Growth (2.1%) (0.5%) (2.3%) (0.1%) 3.2% 4.0% 4.0% 4.5% Gross profit $243,299 $231,830 $228,848 $226,345 $229,737 $237,877 $249,470 $259,575 $271,424 % Margin 36.0% 35.1% 34.8% 35.0% 35.0% 35.1% 35.4% 35.4% 35.4% EBITDA $42,321 $39,736 $40,402 $39,529 $40,810 $42,097 $46,206 $47,755 $50,276 % Margin 6.3% 6.0% 6.1% 6.1% 6.2% 6.2% 6.5% 6.5% 6.6% EBIT $26,121 $20,279 $21,080 $20,857 $22,635 $24,319 $28,201 $31,088 $32,942 % Margin 3.9% 3.1% 3.2% 3.2% 3.4% 3.6% 4.0% 4.2% 4.3% Net income $7,227 $3,819 $5,242 $4,958 $6,452 $9,950 $12,197 $13,422 $14,062 % Margin 1.1% 0.6% 0.8% 0.8% 1.0% 1.5% 1.7% 1.8% 1.8% Balance Sheet Cash and cash equivalents $7,878 $7,142 $9,735 $7,345 $7,500 $7,575 $7,550 $7,650 $7,625 Net debt $159,263 $146,878 $110,848 $110,099 $94,500 $78,325 $65,150 $49,350 $38,675 Shareholders' equity $222,000 $217,210 $206,700 $205,077 $215,600 $225,600 $237,800 $251,200 $265,300 Ratios Inventory turnover 2.7x 2.8x 3.0x 2.8x 3.1x 3.3x 3.4x 3.4x 3.4x Accounts receivable days 74.4 72.6 70.7 68.8 70.4 69.3 69.0 69.1 68.9 Accounts payable days 29.9 30.7 33.9 38.8 33.3 30.8 30.1 30.1 30.0 Net debt/net capitalization 41.8% 40.3% 34.9% 34.9% 30.5% 25.8% 21.5% 16.4% 12.7% EBITDA/interest expense 3.0x 2.8x 3.3x 3.3x 3.5x 5.5x 5.5x 5.3x 5.1x Total debt/EBITDA 3.9x 3.9x 3.0x 3.0x 2.5x 2.0x 1.6x 1.2x 0.9x The normalized historical and forecast financial information contained on this page has been provided by the Company's management (the "Company Financials"). "Normalized" reflects adjustments by the Company's management to eliminate extraordinary and non-recurring items. In preparing its fairness analysis, RBC has relied, without independent investigation, upon the advice received by RBC from the Company that the Company Financials were prepared by the Company's management in good faith and in the ordinary course of business for use by the Company and were based on both (i) adjustments, consistent with the Company's financial books and records, to eliminate extraordinary and non-recurring items, and (ii) in the case of the forward-looking Company Financials, the best currently available estimates of the Company's future financial performance, which, in both cases management believed reasonable at the time of their preparation and RBC's use thereof in connection with its fairness analysis. The Company has also advised RBC that such use has been authorized by the Company's Board of Directors. In addition, RBC has assumed that the Company will perform substantially in accordance with the forward-looking Company Financials. RBC acknowledges that the Company has further advised RBC that actual results for the periods covered by the forward-looking Company Financials may differ materially from the results forecasted therein and that the Company has referred RBC to the Company's Report on Form 10-K for the fiscal year ended February 1, 2003 for an identification of certain factors that could materially affect its future operations and results. Represents sales per gross square foot. Financial Performance (in thousands, unless otherwise noted)

Merger Price Analysis Methodologies Premium Paid Analysis Analyzed 1-day prior, 30-day, 60-day, and 90-day trailing average take-out premiums / (discounts). Discounted Cash Flow Analysis Analyzed present value of projected unlevered after-tax free cash flows of Buckeye, based on the Company Financials, utilizing a range of weighted average costs of capital and terminal EBITDA exit multiples. Comparable Company Analysis Analyzed current public market trading values of comparable companies. Precedent Transaction Analysis Analyzed multiples paid on selected acquisition transactions.

Implied Multiples

(in millions, unless otherwise noted)

		Purchase Price per Share	
		Unaffected Price[2]	Merger Price
	Variable[1]	$3.19	$6.00
Equity value[3]		$38.2	$79.2
Enterprise value[4]		$148.3	$185.2
Enterprise value multiples:			
LTM revenue	$647.5	0.23x	0.29x
2003E revenue	$657.1	0.23x	0.28x
2004E revenue	$678.2	0.22x	0.27x
2005E revenue	$705.5	0.21x	0.26x
LTM EBITDA	$39.5	3.8x	4.7x
2003E EBITDA	$40.8	3.6x	4.5x
2004E EBITDA	$42.1	3.5x	4.4x
2005E EBITDA	$46.2	3.2x	4.0x
LTM EBIT	$20.9	7.1x	8.9x
2003E EBIT	$22.6	6.6x	8.2x
2004E EBIT	$24.3	6.1x	7.6x
2005E EBIT	$28.2	5.3x	6.6x
Equity value multiples:			
LTM EPS	$0.44	7.3x	13.8x
2003E EPS	$0.57	5.6x	10.6x
2004E EPS	$0.87	3.6x	6.9x
2005E EPS	$1.07	3.0x	5.6x

1) Based on the Company Financials as of 5/3/03.
2) The ("Unaffected Price") is Buckeye's closing stock price on 5/13/03, the date on which the two competing final proposals were considered by the Executive Committee of the Board, which decided to recommend the GHJM proposal to the Board for exclusive negotiation. Board approval of exclusive negotiations was issued on 5/14/03.
3) Equity value is based on the Treasury Stock Method ("TSM") shares outstanding for the Unaffected Price. All other purchase price per share equity values are based on fully diluted shares outstanding.
4) Enterprise value is based on net debt outstanding at 5/3/03. Debt is adjusted for cash balances and cash proceeds from options at the range of purchase prices per share and not at the Unaffected Price.

Project Buckeye

10

RBC Capital Markets

Market Trading Performance(1) Source: Factset. Includes only market trading days leading up to the date of the Unaffected Price. From January 1, 2001 to Date of Unaffected Price Stock Volume Date Price (000's) 5/13/2003 3.19 41,000 Buckeye Historical Trading 5/12/2003 3.08 60,800 Min Mean Median Max 5/9/2003 3.05 19,300 LTM Period $1.56 $2.49 $2.50 $3.50 5/8/2003 2.79 7,300 Since 1/1/01 $1.56 $2.91 $2.99 $4.38 5/7/2003 2.75 5,400 5/6/2003 2.94 15,200 Unaffected Price: $3.19 5/5/2003 2.97 13,500 5/2/2003 3.05 26,600 5/1/2003 3.24 19,400 4/30/2003 3.06 10,100 4/29/2003 2.99 1,400 4/28/2003 3.04 8,100 4/25/2003 2.92 6,700 4/24/2003 2.94 16,700 4/23/2003 2.84 24,600 4/22/2003 2.55 3,800 4/21/2003 2.38 2,100 4/17/2003 2.58 237,200 4/16/2003 2.51 - 4/15/2003 2.47 20,000 4/14/2003 2.54 71,600 4/11/2003 2.55 1,000 4/10/2003 2.49 57,200 4/9/2003 2.45 1,300 4/8/2003 2.60 5,000 4/7/2003 2.45 1,000 4/4/2003 2.59 5,000 4/3/2003 2.51 10,100 4/2/2003 2.50 57,600 4/1/2003 2.50 64,500 3/31/2003 2.40 1,600 3/28/2003 2.50 4,800 3/27/2003 2.12 8,376 3/26/2003 2.51 3,000 3/25/2003 2.48 9,000 3/24/2003 2.48 34,300 3/21/2003 2.41 200 3/20/2003 2.50 17,500 3/19/2003 2.35 800 3/18/2003 2.37 3,700 3/17/2003 2.24 1,200 3/14/2003 2.18 2,600 3/13/2003 2.32 1,000 3/12/2003 2.30 300 3/11/2003 2.34 1,300 3/10/2003 2.36 1,700 3/7/2003 2.54 15,800 3/6/2003 2.10 7,300 3/5/2003 2.74 10,200 3/4/2003 2.76 11,400 3/3/2003 2.51 600 2/28/2003 2.49 2,597 2/27/2003 2.18 11,603 2/26/2003 2.23 - 2/25/2003 2.24 5,000 2/24/2003 2.30 7,600 2/21/2003 2.45 2,400 2/20/2003 2.43 1,700 2/19/2003 2.49 100 2/18/2003 2.49 400 2/14/2003 2.55 4,700 2/13/2003 2.60 4,200 2/12/2003 2.57 2,500 2/11/2003 2.70 16,200 2/10/2003 2.79 1,900 2/7/2003 2.48 7,900 2/6/2003 2.48 43,197 2/5/2003 2.78 29,200 2/4/2003 2.80 4,000 2/3/2003 2.80 5,200 1/31/2003 2.61 3,703 1/30/2003 2.72 500 1/29/2003 2.78 - 1/28/2003 2.80 5,000 1/27/2003 2.69 400 1/24/2003 2.43 11,700 1/23/2003 2.85 7,400 1/22/2003 3.00 33,300 1/21/2003 2.79 27,500 1/17/2003 2.21 19,600 1/16/2003 2.00 9,200 1/15/2003 1.90 1,000 1/14/2003 1.98 1,500 1/13/2003 1.78 3,600 1/10/2003 1.78 11,900 1/9/2003 1.87 1,600 1/8/2003 1.84 - 1/7/2003 1.99 3,300 1/6/2003 1.82 4,100 1/3/2003 1.56 4,000 1/2/2003 1.62 24,000 12/31/2002 1.80 30,100 12/30/2002 1.80 6,300 12/27/2002 1.84 7,900 12/26/2002 1.91 1,200 12/24/2002 1.83 600 12/23/2002 2.04 4,300 12/20/2002 1.82 11,200 12/19/2002 1.77 14,100 12/18/2002 1.90 2,900 12/17/2002 1.84 20,100 12/16/2002 1.99 2,400 12/13/2002 2.00 4,100 12/12/2002 2.15 16,100 12/11/2002 2.04 16,000 12/10/2002 1.91 4,500 12/9/2002 2.05 19,700 12/6/2002 1.90 10,200 12/5/2002 2.05 2,000 12/4/2002 2.07 9,500 12/3/2002 2.05 9,200 12/2/2002 1.88 8,100 11/29/2002 1.73 2,400 11/27/2002 1.70 28,200 11/26/2002 1.81 12,200 11/25/2002 1.79 5,100 11/22/2002 1.91 3,800 11/21/2002 2.20 7,800 11/20/2002 2.00 1,900 11/19/2002 1.80 3,700 11/18/2002 1.81 3,500 11/15/2002 1.93 500 11/14/2002 1.80 5,400 11/13/2002 1.93 300 11/12/2002 1.92 1,800 11/11/2002 1.92 1,200 11/8/2002 1.91 1,700 11/7/2002 1.92 600 11/6/2002 1.99 1,900 11/5/2002 1.96 - 11/4/2002 1.96 - 11/1/2002 1.96 3,800 10/31/2002 1.98 6,400 10/30/2002 2.05 4,100 10/29/2002 2.05 1,700 10/28/2002 2.05 8,985 10/25/2002 2.32 - 10/24/2002 2.13 1,200 10/23/2002 2.11 - 10/22/2002 2.17 8,600 10/21/2002 1.91 8,500 10/18/2002 1.90 - 10/17/2002 1.88 - 10/16/2002 1.86 2,000 10/15/2002 1.97 6,300 10/14/2002 1.89 - 10/11/2002 1.89 3,300 10/10/2002 1.89 - 10/9/2002 1.82 1,500 10/8/2002 1.80 5,900 10/7/2002 1.85 3,300 10/4/2002 2.00 23,600 10/3/2002 1.90 6,200 10/2/2002 2.00 28,100 10/1/2002 1.90 76,200 9/30/2002 2.21 22,600 9/27/2002 2.15 8,400 9/26/2002 2.35 2,600 9/25/2002 2.34 600 9/24/2002 2.45 200 9/23/2002 2.42 1,000 9/20/2002 2.45 2,100 9/19/2002 2.50 8,900 9/18/2002 2.45 - 9/17/2002 2.35 27,300 9/16/2002 2.55 2,600 9/13/2002 2.65 1,600 9/12/2002 2.56 1,300 9/11/2002 2.60 1,900 9/10/2002 2.62 - 9/9/2002 2.60 1,000 9/6/2002 2.55 4,900 9/5/2002 2.70 1,900 9/4/2002 2.74 1,100 9/3/2002 2.31 4,800 8/30/2002 2.80 600 8/29/2002 2.70 20,300 8/28/2002 2.89 900 8/27/2002 2.51 400 8/26/2002 2.78 8,000 8/23/2002 2.72 2,400 8/22/2002 2.81 7,300 8/21/2002 2.50 1,600 8/20/2002 2.83 200 8/19/2002 2.37 1,100 8/16/2002 2.54 4,000 8/15/2002 2.64 2,300 8/14/2002 2.39 6,000 8/13/2002 2.35 500 8/12/2002 2.50 9,500 8/9/2002 2.75 2,000 8/8/2002 2.60 4,700 8/7/2002 2.46 4,200 8/6/2002 2.46 25,300 8/5/2002 2.80 3,700 8/2/2002 2.80 1,100 8/1/2002 2.88 4,700 7/31/2002 2.75 4,100 7/30/2002 2.84 100 7/29/2002 2.43 1,500 7/26/2002 2.73 1,000 7/25/2002 2.45 1,300 7/24/2002 2.08 22,600 7/23/2002 2.55 27,300 7/22/2002 2.80 30,882 7/19/2002 2.75 1,200 7/18/2002 3.00 25,900 7/17/2002 2.38 400 7/16/2002 2.70 15,200 7/15/2002 2.77 13,600 7/12/2002 2.70 70,200 7/11/2002 2.97 7,400 7/10/2002 3.05 40,800 7/9/2002 3.20 1,900 7/8/2002 3.16 100 7/5/2002 3.20 1,000 7/3/2002 3.10 11,400 7/2/2002 3.13 18,900 7/1/2002 3.13 4,900 6/28/2002 3.10 15,800 6/27/2002 3.18 - 6/26/2002 3.10 12,700 6/25/2002 3.18 9,200 6/24/2002 3.10 8,900 6/21/2002 3.14 2,100 6/20/2002 3.09 78,800 6/19/2002 3.10 3,900 6/18/2002 3.15 17,700 6/17/2002 3.10 20,100 6/14/2002 3.16 600 6/13/2002 3.18 - 6/12/2002 3.16 13,600 6/11/2002 3.15 1,100 6/10/2002 3.28 - 6/7/2002 3.15 7,400 6/6/2002 3.09 700 6/5/2002 3.09 2,000 6/4/2002 3.10 2,400 6/3/2002 3.40 6,800 5/31/2002 2.98 7,900 5/30/2002 3.22 1,700 5/29/2002 3.16 14,300 5/28/2002 3.50 4,000 5/24/2002 2.96 7,900 5/23/2002 3.50 14,900 5/22/2002 3.30 2,100 5/21/2002 3.30 3,000 5/20/2002 3.32 200 5/17/2002 3.35 100 5/16/2002 3.30 7,700 5/15/2002 3.30 3,300 5/14/2002 3.50 1,500 5/13/2002 3.35 300 5/10/2002 3.50 2,200 5/9/2002 3.34 400 5/8/2002 3.30 1,400 5/7/2002 3.17 1,200 5/6/2002 3.15 3,100 5/3/2002 3.36 3,200 5/2/2002 3.50 4,200 5/1/2002 3.35 26,200 4/30/2002 3.15 12,900 4/29/2002 3.21 100 4/26/2002 3.18 7,200 4/25/2002 3.40 4,900 4/24/2002 3.50 1,100 4/23/2002 3.18 17,400 4/22/2002 3.40 67,500 4/19/2002 3.50 10,000 4/18/2002 3.25 9,600 4/17/2002 3.05 3,600 4/16/2002 3.16 12,500 4/15/2002 2.95 3,200 4/12/2002 2.90 900 4/11/2002 2.70 3,600 4/10/2002 2.65 21,800 4/9/2002 2.65 17,400 4/8/2002 2.70 35,900 4/5/2002 2.74 17,800 4/4/2002 2.60 13,300 4/3/2002 2.65 24,900 4/2/2002 2.75 15,900 4/1/2002 2.75 9,200 3/28/2002 2.60 33,900 3/27/2002 2.65 36,900 3/26/2002 2.70 17,700 3/25/2002 2.45 31,000 3/22/2002 2.60 15,400 3/21/2002 2.59 800 3/20/2002 2.60 23,400 3/19/2002 2.70 17,900 3/18/2002 2.45 16,000 3/15/2002 2.25 2,000 3/14/2002 2.79 900 3/13/2002 2.65 200 3/12/2002 2.75 6,300 3/11/2002 2.75 1,700 3/8/2002 2.60 13,200 3/7/2002 2.59 12,700 3/6/2002 2.50 16,500 3/5/2002 2.45 1,700 3/4/2002 2.45 24,300 3/1/2002 2.63 1,000 2/28/2002 2.63 4,400 2/27/2002 2.56 8,200 2/26/2002 2.05 6,400 2/25/2002 2.22 - 2/22/2002 2.29 9,300 2/21/2002 2.35 19,500 2/20/2002 2.40 6,800 2/19/2002 2.45 16,800 2/15/2002 2.35 3,100 2/14/2002 2.25 7,900 2/13/2002 2.41 10,900 2/12/2002 2.45 5,700 2/11/2002 2.60 300 2/8/2002 2.55 16,300 2/7/2002 2.65 13,100 2/6/2002 2.65 16,900 2/5/2002 2.83 200 2/4/2002 2.65 2,000 2/1/2002 2.70 39,600 1/31/2002 2.80 11,100 1/30/2002 2.70 122,000 1/29/2002 2.85 48,400 1/28/2002 2.80 21,000 1/25/2002 3.17 21,200 1/24/2002 2.89 47,500 1/23/2002 2.85 4,300 1/22/2002 2.80 900 1/18/2002 2.79 - 1/17/2002 2.82 10,900 1/16/2002 2.89 16,100 1/15/2002 2.85 - 1/14/2002 2.73 3,000 1/11/2002 2.94 - 1/10/2002 2.90 43,300 1/9/2002 2.91 2,900 1/8/2002 2.91 40,400 1/7/2002 3.05 1,200 1/4/2002 3.05 5,000 1/3/2002 3.15 18,900 1/2/2002 2.81 4,600 12/31/2001 2.94 52,100 12/28/2001 2.65 14,200 12/27/2001 2.90 30,600 12/26/2001 3.00 10,600 12/24/2001 2.96 400 12/21/2001 3.00 14,000 12/20/2001 3.01 4,100 12/19/2001 3.10 65,100 12/18/2001 3.13 13,700 12/17/2001 3.00 17,500 12/14/2001 3.00 8,600 12/13/2001 3.05 7,100 12/12/2001 3.00 4,100 12/11/2001 2.97 54,400 12/10/2001 2.95 4,300 12/7/2001 3.00 3,500 12/6/2001 3.00 2,500 12/5/2001 3.00 12,100 12/4/2001 3.00 52,400 12/3/2001 2.95 32,600 11/30/2001 2.95 18,500 11/29/2001 2.95 88,700 11/28/2001 3.00 100 11/27/2001 2.98 7,200 11/26/2001 2.98 22,400 11/23/2001 3.00 3,100 11/21/2001 2.95 25,700 11/20/2001 2.96 1,500 11/19/2001 2.96 1,900 11/16/2001 3.00 115,600 11/15/2001 3.00 5,600 11/14/2001 3.00 4,500 11/13/2001 3.05 3,100 11/12/2001 2.61 4,300 11/9/2001 3.00 200 11/8/2001 3.00 16,000 11/7/2001 3.00 200 11/6/2001 2.85 2,600 11/5/2001 2.94 6,800 11/2/2001 3.00 3,400 11/1/2001 2.80 7,000 10/31/2001 2.96 6,000 10/30/2001 3.05 44,500 10/29/2001 3.08 1,342,300 10/26/2001 3.13 5,800 10/25/2001 3.13 16,200 10/24/2001 3.11 16,400 10/23/2001 3.17 7,500 10/22/2001 3.12 4,900 10/19/2001 3.02 15,200 10/18/2001 3.40 1,300 10/17/2001 3.08 30,000 10/16/2001 3.13 30,000 10/15/2001 3.35 2,100 10/12/2001 3.30 30,600 10/11/2001 3.07 5,600 10/10/2001 3.09 1,000 10/9/2001 3.15 106,200 10/8/2001 3.36 5,200 10/5/2001 3.40 26,800 10/4/2001 3.41 13,900 10/3/2001 3.40 201,400 10/2/2001 3.60 9,400 10/1/2001 3.50 5,100 9/28/2001 3.55 8,000 9/27/2001 3.50 30,000 9/26/2001 3.54 7,000 9/25/2001 3.57 13,200 9/24/2001 3.55 33,000 9/21/2001 3.51 24,300 9/20/2001 3.82 28,600 9/19/2001 3.85 38,300 9/18/2001 3.76 11,300 9/17/2001 3.90 58,300 9/10/2001 4.05 22,200 9/7/2001 3.95 2,900 9/6/2001 3.99 11,900 9/5/2001 4.38 105,400 9/4/2001 4.00 21,900 8/31/2001 3.95 7,600 8/30/2001 4.00 21,400 8/29/2001 3.97 2,000 8/28/2001 4.02 8,900 8/27/2001 4.04 11,200 8/24/2001 4.00 - 8/23/2001 4.04 33,200 8/22/2001 3.98 4,300 8/21/2001 4.00 11,900 8/20/2001 3.98 12,600 8/17/2001 4.00 1,500 8/16/2001 3.96 14,800 8/15/2001 4.00 3,300 8/14/2001 3.93 7,800 8/13/2001 4.00 600 8/10/2001 3.80 2,800 8/9/2001 3.79 27,600 8/8/2001 3.95 1,000 8/7/2001 3.95 1,500 8/6/2001 3.95 10,700 8/3/2001 3.95 100 8/2/2001 3.95 1,600 8/1/2001 3.95 4,200 7/31/2001 3.90 10,800 7/30/2001 3.95 300 7/27/2001 4.00 1,900 7/26/2001 4.00 500 7/25/2001 3.95 12,400 7/24/2001 3.97 5,000 7/23/2001 4.00 1,800 7/20/2001 4.00 3,800 7/19/2001 4.00 1,000 7/18/2001 3.95 8,600 7/17/2001 3.90 1,800 7/16/2001 3.97 700 7/13/2001 3.97 1,000 7/12/2001 3.95 3,200 7/11/2001 3.80 1,900 7/10/2001 3.81 700 7/9/2001 3.80 17,100 7/6/2001 3.77 7,300 7/5/2001 3.50 19,800 7/3/2001 3.75 600 7/2/2001 3.77 5,100 6/29/2001 3.75 6,700 6/28/2001 3.77 39,800 6/27/2001 3.78 48,600 6/26/2001 3.73 11,300 6/25/2001 3.76 4,800 6/22/2001 3.76 600 6/21/2001 3.75 1,100 6/20/2001 3.76 4,600 6/19/2001 3.75 7,400 6/18/2001 3.75 7,400 6/15/2001 3.71 15,100 6/14/2001 3.80 6,300 6/13/2001 3.75 2,300 6/12/2001 3.80 700 6/11/2001 3.70 12,800 6/8/2001 3.85 11,100 6/7/2001 3.55 22,400 6/6/2001 3.54 7,500 6/5/2001 3.40 1,400 6/4/2001 3.38 1,500 6/1/2001 3.35 4,800 5/31/2001 3.15 600 5/30/2001 3.16 6,500 5/29/2001 3.60 8,100 5/25/2001 3.50 4,700 5/24/2001 3.25 3,600 5/23/2001 3.19 185,200 5/22/2001 3.05 11,200 5/21/2001 3.15 600 5/18/2001 3.20 200 5/17/2001 3.20 1,000 5/16/2001 3.13 300 5/15/2001 3.24 10,200 5/14/2001 3.15 2,300 5/11/2001 3.07 100 5/10/2001 3.07 3,300 5/9/2001 3.15 600 5/8/2001 3.10 200 5/7/2001 3.10 1,800 5/4/2001 3.10 5,800 5/3/2001 3.07 1,500 5/2/2001 3.06 4,600 5/1/2001 3.05 300 4/30/2001 3.06 400 4/27/2001 3.06 6,100 4/26/2001 3.10 900 4/25/2001 3.10 500 4/24/2001 3.10 6,600 4/23/2001 3.10 2,600 4/20/2001 3.06 2,400 4/19/2001 3.10 15,200 4/18/2001 3.10 53,200 4/17/2001 3.02 900 4/16/2001 3.10 400 4/12/2001 3.10 14,900 4/11/2001 3.25 14,700 4/10/2001 3.22 20,300 4/9/2001 3.50 800 4/6/2001 3.50 12,800 4/5/2001 3.50 6,600 4/4/2001 3.00 3,800 4/3/2001 3.00 6,100 4/2/2001 3.38 3,000 3/30/2001 3.63 13,500 3/29/2001 3.53 800 3/28/2001 3.50 7,800 3/27/2001 3.50 22,800 3/26/2001 3.63 18,100 3/23/2001 3.25 13,500 3/22/2001 3.13 48,800 3/21/2001 3.25 11,600 3/20/2001 3.13 13,300 3/19/2001 3.13 2,200 3/16/2001 3.13 2,100 3/15/2001 3.13 700 3/14/2001 3.13 1,200 3/13/2001 3.34 29,200 3/12/2001 3.56 900 3/9/2001 3.50 8,900 3/8/2001 3.39 100 3/7/2001 3.63 1,100 3/6/2001 3.50 6,300 3/5/2001 3.31 7,300 3/2/2001 3.38 1,300 3/1/2001 3.38 50,400 2/28/2001 3.53 - 2/27/2001 3.50 8,300 2/26/2001 3.63 1,800 2/23/2001 3.63 29,600 2/22/2001 3.25 8,300 2/21/2001 3.25 28,000 2/20/2001 3.25 28,500 2/16/2001 3.00 3,300 2/15/2001 2.81 400 2/14/2001 2.88 1,200 2/13/2001 2.88 14,100 2/12/2001 2.94 19,000 2/9/2001 2.88 6,100 2/8/2001 3.00 700 2/7/2001 3.00 12,200 2/6/2001 3.00 1,300 2/5/2001 3.00 6,900 2/2/2001 3.00 12,000 2/1/2001 3.00 9,000 1/31/2001 3.06 12,400 1/30/2001 3.09 6,300 1/29/2001 3.00 79,300 1/26/2001 3.00 2,400 1/25/2001 3.25 6,100 1/24/2001 3.31 - 1/23/2001 3.31 10,100 1/22/2001 3.09 500 1/19/2001 3.25 4,700 1/18/2001 3.25 3,400 1/17/2001 3.25 600 1/16/2001 3.38 9,100 1/12/2001 3.38 1,100 1/11/2001 3.31 400 1/10/2001 3.25 1,900 1/9/2001 3.38 200 1/8/2001 3.38 4,700 1/5/2001 3.38 1,300 1/4/2001 3.44 22,100 1/3/2001 3.25 13,300 1/2/2001 3.00 16,600

Premium Paid Analysis Methodology Based on acquisitions of broad line department store retailers and moderate-priced specialty softline retail companies that are similar to Buckeye (the "Selected Precedents"). Analyzed the premiums paid on the Selected Precedents where the target was publicly traded prior to the transaction. Premium selection Reviewed 1-day prior, 30-day, 60-day, and 90-day trailing average take-out premiums / (discounts).

Premium Paid Analysis Summary

(in millions, unless otherwise noted)

Selected Precedents[1]

Target	Acquiror	Announcement Date	Target Equity Value	Target Enterprise Value	Premium Paid[2] 1-Day	30-Day	60-Day	90-Day
Catherine's Stores Corp.	Charming Shoppes Inc.	11/15/99	$162.0	$149.8	69.7%	59.9%	58.0%	57.7%
Zions Cooperative Merc. Inst.	May Departemtent Stores Co.	10/15/99	$52.4	$116.0	2.3%	32.4%	44.1%	47.9%
Pamida Holdings Corp.	ShopKo Stores Inc.	5/11/99	$109.6	$344.3	39.4%	120.4%	153.4%	168.2%
K&G Men's Center Inc.	Men's Wearhouse Inc.	3/4/99	$115.5	$98.6	32.6%	38.4%	31.1%	28.2%
Hills Stores Co.	Ames Department Stores Inc.	11/12/98	$16.9	$396.3	14.3%	(6.6%)	(20.7%)	(45.9%)
				Min	2.3%	(6.6%)	(20.7%)	(45.9%)
				Median	32.6%	38.4%	44.1%	47.9%
				Mean	31.6%	48.9%	53.2%	51.2%
				Max	69.7%	120.4%	153.4%	168.2%
Buckeye @ Merger Price - $6.00 per share[3]			$79.2	$185.2	94.8%	120.3%	134.2%	140.3%

1) Based on the Selected Precedents where the target was publicly traded prior to the transaction.
2) Premiums are calculated to the target's average closing stock price for the specified period from the day before announcement.
3) Buckeye's premiums are calculated as of the date of the Unaffected Price.

Project Buckeye

13

RBC Capital Markets

Discounted Cash Flow Analysis Methodology Analyzed the present value of the projected after-tax cash flows of Buckeye (EBITDA less cash taxes on EBIT, capital expenditures, and increases in working capital) through 2007E at a range of discount rates and terminal value EBITDA multiples. Projected after-tax cash flows of Buckeye are based on the Company Financials. Weighted average cost of capital ("WACC") Cost of equity is based on the modified capital asset pricing model ("CAPM") method with beta, market risk premium, and size premium information sourced from Ibbotson Associates 2003 Yearbook. Cost of debt is based on the estimated spread over the 10-year Treasury as determined by RBC. Terminal value Terminal value is calculated using the terminal EBITDA multiple method, whereby an EBITDA multiple is applied to Buckeye's 2007E EBITDA. Terminal EBITDA multiple range is consistent with trading multiples for comparable regional department store companies referred to in the comparable company analysis.

Discounted Cash Flow Analysis Summary Equity Value per Share: Equity value per share: Terminal EBITDA Multiple 4.0x 4.5x 5.0x 5.5x 6.0x 17.0% $5.09 $6.07 $7.04 $8.02 $8.99 18.0% $4.74 $5.68 $6.62 $7.56 $8.50 WACC 19.0% $4.40 $5.31 $6.22 $7.12 $8.03 20.0% $4.07 $4.95 $5.83 $6.70 $7.58 21.0% $3.75 $4.61 $5.45 $6.30 $7.15

Discounted Cash Flow Analysis Detail

(in thousands, unless otherwise noted)

	Normalized Historical Results[1] Fiscal Year Ended,				Management Forecast[1] Fiscal Year Ended,				
	2/1/01	2/1/02	2/1/03	5/3/03	5/03 - 2/04	2/1/05	2/1/06	2/1/07	2/1/08
	2000A	2001A	2002A	LTM	Q2/03E - Q4/03E	2004E	2005E	2006E	2007E
Revenue	$675,209	$661,170	$657,667	$647,471	$522,512	$678,166	$705,491	$733,648	$766,663
% Growth	2.6%	(2.1%)	(0.5%)	(2.3%)	1.9%	3.2%	4.0%	4.0%	4.5%
EBITDA	$42,321	$39,736	$40,402	$39,529	$36,174	$42,097	$46,206	$47,755	$50,276
% Margin	6.3%	6.0%	6.1%	6.1%	6.9%	6.2%	6.5%	6.5%	6.6%
EBIT	$26,121	$20,279	$21,080	$20,857	$22,740	$24,319	$28,201	$31,088	$32,942
% Margin	3.9%	3.1%	3.2%	3.2%	4.4%	3.6%	4.0%	4.2%	4.3%
Unlevered free cash flow									
EBITDA	$42,321	$39,736	$40,402	$39,529	$36,174	$42,097	$46,206	$47,755	$50,276
Less: cash taxes	NA	NA	NA	NA	$227	$292	$9,787	$10,826	$11,494
Less: capital expenditures	$23,471	$19,094	$8,336	$9,571	$10,161	$14,000	$12,000	$14,200	$14,000
Less: increase in working capital	($10,754)	($23,163)	($21,941)	($22,041)	$2,433	$1,620	$9,887	$8,913	$9,347
Unlevered free cash flow	**NA**	**NA**	**NA**	**NA**	**$23,353**	**$26,185**	**$14,532**	**$13,816**	**$15,435**

	Sensitivity Analysis		
Weighted average cost of capital	**17.0%**	**19.0%**	**21.0%**
PV of free cash flow	$69,958	$67,990	$66,140
PV of terminal value[2]	$128,985	$120,021	$111,813
Enterprise value	$198,943	$188,011	$177,953
Less: debt	$117,444	$117,444	$117,444
Add: cash	$7,345	$7,345	$7,345
Add: cash from stock options	$4,358	$4,184	$4,089
Less: net debt[3]	$105,741	$105,915	$106,010
Equity value	$93,202	$82,097	$71,943
Shares outstanding[4]	13,233	13,207	13,191
Equity value per share	**$7.04**	**$6.22**	**$5.45**

1) Based on the Company Financials.
2) Based on terminal EBITDA multiple of 5.0x.
3) Net debt is at 5/3/03.
4) Fully diluted shares outstanding at corresponding equity value.

Project Buckeye

16

RBC Capital Markets

Weighted Average Cost of Capital Calculation Raw Levered Net Market Net Debt / Unlevered Assumed Capital Structure Regional Department Stores Beta(1) Beta(2) Debt Value Mkt. Equity(3) Beta(4) Debt 35.0% Bon-Ton Stores Inc. 0.67 0.78 $65.9 $74.1 88.9% 0.49 Equity 65.0% Gottschalks Inc. 0.78 0.85 $121.3 $24.5 496.2% 0.20 Stein Mart Inc. 1.10 1.07 $39.2 $247.5 15.9% 0.97 Debt/Equity Ratio 53.8% Value City Dept. Stores Inc. 1.86 1.57 $301.9 $79.4 380.5% 0.45 Capital Cost Assumptions and Summary Mean 1.10 1.07 245.4% 0.53 Unlevered Beta (Unadjusted)(5) 1.35 Micro-Cap Beta(5) 1.35 Relevered Beta (Adjusted)(6) 1.82 Equity Risk Premium ("ERP")(7) 9.4% Size Premium ("SP")(8) 3.5% Relevered Beta x (ERP + SP) 23.6% Risk Free Rate (10-Year US Treasury) 3.1% Cost of Equity 26.7% Credit Spread 4.5% Pre-Tax Cost of Debt 7.6% Tax Rate 35.0% WACC Sensitivity Analysis After-Tax Cost of Debt 4.9% Percentage of Debt in Capital Structure 20% 25% 30% 35% 40% 45% 50% Weighted Average Cost of Capital 19.1% 1.31 19.3% 19.1% 18.9% 18.7% 18.5% 18.2% 18.0% 1.32 19.4% 19.2% 19.0% 18.8% 18.6% 18.4% 18.1% 1.33 19.5% 19.3% 19.1% 18.9% 18.7% 18.5% 18.3% 1.34 19.6% 19.4% 19.2% 19.0% 18.8% 18.6% 18.4% 1.35 19.8% 19.5% 19.3% 19.1% 18.9% 18.7% 18.5% 1.36 19.9% 19.7% 19.4% 19.2% 19.0% 18.8% 18.6% 1.37 20.0% 19.8% 19.6% 19.3% 19.1% 18.9% 18.7% 1.38 20.1% 19.9% 19.7% 19.5% 19.2% 19.0% 18.8% 1.39 20.2% 20.0% 19.8% 19.6% 19.3% 19.1% 18.9% Source: Bloomberg. Based on two-year weekly observations. Adjusted such that Beta = (2/3) X (Raw Beta) + (1/3) X 1. Based on current capital structure. BU = BL / ((1+(1-t) X (Net Debt / Mkt Equity)). Source: Ibbotson Associates Cost of Capital 2002 Yearbook. Micro-Cap comprised of the ninth and tenth deciles of the New York Stock Exchange, includes companies with a market capitalization under approximately $215 million. BL = (BU+Risk Premium) X (1+(D/E)(1-t)). Source: Ibbotson Associates 2003 Yearbook. Equity risk premium includes estimated return in excess of riskless rate of the portfolio of stocks comprised of the ninth and tenth deciles of the New York Stock Exchange. Estimated return in excess of riskless rate is estimated by the arithmetic mean total return of the S&P 500 (12.20%) minus the arithmetic mean income return component of 20-year government bonds (5.23%) from 1926 to 2002. Source: Ibbotson Associates 2003 Yearbook. Size premium is return in excess of CAPM equity risk premium for the portfolio of stocks comprised of the ninth and tenth deciles of the New York Stock Exchange. (in millions, unless otherwise noted)

Comparable Company Analysis Methodology Analyzed comparable company trading multiples. No control premium is reflected in the results of the public market trading multiples. Target selection Based on a peer group of regional department store retailers with business models similar to Buckeye. No public company is directly comparable to Buckeye.

Comparable Company Analysis (Cont.)[1]

(in millions, unless otherwise noted)

Regional Department Stores

					Enterprise Value Multiples			Price / Earnings			LTM Margins		Earnings	Number	Reported	
					LTM								3-5 year	Of	Sales per	Net Debt /
Company	Price @ 06/17/03	% of 52W High	Equity Value [2]	Enterprise Value	Revenue	EBITDA	EBIT	LTM	FY 2003E	FY 2004E	Gross	EBITDA	Secular [3]	Stores [4]	Sq. Ft.	Net Cap.
Bon-Ton Stores Inc.	$4.86	92.0%	$74.1	$139.9	0.20x	3.0x	5.4x	6.8x	7.2x	NA	37.8%	6.6%	NA	72	$133	23.9%
Gottschalks Inc.	$1.91	54.1%	$24.5	$145.8	0.21x	5.8x	13.4x	NM	NA	NA	34.8%	3.6%	NA	81	$173	54.2%
Stein Mart Inc.	$5.95	48.3%	$247.5	$286.7	0.21x	6.8x	12.3x	22.0x	NM	14.9x	24.3%	3.0%	20.0%	265	$184	14.9%
Value City Dept. Stores Inc.	$2.34	56.7%	$79.4	$381.3	0.16x	4.8x	17.5x	NM	46.8x	11.7x	37.9%	3.2%	20.0%	116	$224	59.1%
				Min	**0.16x**	**3.0x**	**5.4x**	**6.8x**	**7.2x**	**11.7x**	**24.3%**	**3.0%**	**20.0%**	**72**	**$133**	**14.9%**
				Median	**0.20x**	**5.3x**	**12.9x**	**14.4x**	**27.0x**	**13.3x**	**36.3%**	**3.4%**	**20.0%**	**99**	**$179**	**39.1%**
				Mean	**0.19x**	**5.1x**	**12.2x**	**14.4x**	**27.0x**	**13.3x**	**33.7%**	**4.1%**	**20.0%**	**134**	**$179**	**38.0%**
				Max	**0.21x**	**6.8x**	**17.5x**	**22.0x**	**46.8x**	**14.9x**	**37.9%**	**6.6%**	**20.0%**	**265**	**$224**	**59.1%**
Buckeye @ Unaffected Price [5]	**$3.19**	**91.1%**	**$38.2**	**$148.3**	**0.23x**	**3.8x**	**7.1x**	**7.3x**	**5.6x**	**3.6x**	**35.0%**	**6.1%**	**21.5%**	**68**	**$117**	**34.9%**
Buckeye @ Merger Price [6]	**$6.00**	**171.4%**	**$79.2**	**$185.2**	**0.29x**	**4.7x**	**8.9x**	**13.8x**	**10.6x**	**6.9x**	**35.0%**	**6.1%**	**21.5%**	**68**	**$117**	**34.1%**

1) Source: Company press releases, SEC filings, and Wall Street Research. NA, NM, LTM, and CY are defined as not available, not meaningful, last twelve months, and calendar year, respectively.
2) Based on shares outstanding calculated using the treasury stock method.
3) Source: First Call. Earnings secular growth rates are 3-5 year secular projected growth rates. Buckeye's growth rate is based on the Company Financials for 2003 to 2007 EPS.
4) As of most recent 10K filing. Gottschalks Inc. includes 12 specialty stores. Value City Dept. Stores Inc. excludes DSW and Filene's Basement stores. Buckeye includes 2 furniture stores.
5) Historical results based on actuals as of 5/3/03. Forecast based on the Company Financials. Equity value based on the treasury stock method and the Unaffected Price.
6) Historical results based on actuals as of 5/3/03. Forecast based on the Company Financials. Equity value is based on fully-diluted shares outstanding with net debt and enterprise value adjusted for cash proceeds from stock options.

Project Buckeye

19

RBC Capital Markets

Precedent Transaction Analysis Methodology Analyzed the multiples paid on selected acquisition transactions. Multiples paid reflect market conditions at the time of the announcement, potential synergies, and control premiums. Target selection Based on the Selected Precedents. No target is directly comparable to Buckeye.

Precedent Transaction Analysis (Cont.)

(in millions, unless otherwise noted)

Selected Precedents

Date Ann.[1]	Target	Acquiror	At Announcement: Equity Value[2]	At Announcement: Enterprise Value[3]	Enterprise Value / LTM Multiples[4][5]: Revenues	EBITDA	EBIT	Price / LTM Earnings	LTM Margin[5]: Gross	EBITDA	EBIT	Premium Analysis[6]: 30-Day	Revenue Growth: 1-Year	2-Year	Change in Comp Store Sales[7]	Reported Sales per Sq. Ft.	Net Debt / Net Cap.
07/10/01	Lane Bryant Inc.	Charming Shoppes Inc.	$335.0	$329.2	0.35x	9.1x	18.2x	30.8x	28.4%	3.8%	1.9%	NA	NA	NA	3.0%	NA	NA
06/19/01	Liberty House Inc.	Federated Department Stores Inc.	NA	$200.0	0.73x	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	$231	NA
08/24/00	Thrifty's, Braemar, and NLS	American Eagle Outfitters Inc.	$74.0	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
11/15/99	Catherine's Stores Corp.	Charming Shoppes Inc.	$162.0	$149.8	0.50x	4.6x	6.3x	11.9x	32.7%	10.7%	7.8%	59.9%	5.5%	5.8%	8.9%	$177	NMF
10/15/99	Zions Cooperative Merc. Inst.	May Departemlent Stores Co.	$52.4	$116.0	0.49x	NMF	NMF	NMF	30.8%	NMF	NMF	32.4%	(7.0%)	(4.0%)	(4.0%)	NA	65.7%
05/11/99	Pamida Holdings Corp.	ShopKo Stores Inc.	$109.6	$344.3	0.51x	7.4x	10.3x	23.0x	24.9%	7.0%	4.9%	120.4%	2.3%	3.0%	3.0%	$152	125.4%
03/04/99	K&G Men's Center Inc.	Men's Wearhouse Inc.	$115.5	$98.6	0.75x	9.3x	10.0x	17.1x	23.2%	8.0%	7.5%	38.4%	23.8%	29.9%	11.9%	$517	NMF
11/18/98	Moores Retail Group Inc.	Men's Wearhouse Inc.	$64.8	$121.7	0.91x	NA	9.3x	35.6x	37.5%	NA	9.8%	NA	NA	NA	NA	NA	91.7%
11/12/98	Hills Stores Co.	Ames Department Stores Inc.	$16.9	$396.3	0.22x	5.1x	13.7x	NMF	26.0%	4.3%	1.6%	(6.6%)	(2.0%)	(3.2%)	(1.5%)	NA	64.9%
03/13/98	Shonac Corp.	Value City Department Stores Inc.	$99.9	$105.7	0.35x	5.7x	6.9x	NA	39.8%	6.2%	5.1%	NA	20.6%	NA	NA	NA	9.5%
				Min	**0.22x**	**4.6x**	**6.3x**	**11.9x**	**23.2%**	**3.8%**	**1.6%**	**(6.6%)**	**(7.0%)**	**(4.0%)**	**(4.0%)**	**$152**	**9.5%**
				Median	**0.50x**	**6.6x**	**10.0x**	**23.0x**	**29.6%**	**6.6%**	**5.1%**	**38.4%**	**3.9%**	**3.0%**	**3.0%**	**$204**	**65.7%**
				Mean	**0.53x**	**6.9x**	**10.7x**	**23.7x**	**30.4%**	**6.7%**	**5.5%**	**48.9%**	**7.2%**	**6.3%**	**3.6%**	**$269**	**71.4%**
				Max	**0.91x**	**9.3x**	**18.2x**	**35.6x**	**39.8%**	**10.7%**	**9.8%**	**120.4%**	**23.8%**	**29.9%**	**11.9%**	**$517**	**125.4%**
	Buckeye @ Merger Price - $6.00 per share[8]		**$79.2**	**$185.2**	**0.29x**	**4.7x**	**8.9x**	**13.8x**	**35.0%**	**6.1%**	**3.2%**	**120.3%**	**(2.3%)**	**(1.9%)**	**(2.4%)**	**$117**	**34.1%**

1) Based on the public announcement date of offer price.
2) Fully diluted equity value calculated using shares outstanding sourced from the 10-Q,10-K, or any other filing that would disclose shares outstanding prior to the offer announcement date and options outstanding that are in-the-money sourced from the 10-K prior to the offer announcement date. Equity value represents the total equity value of the company at offer announcement date.
3) Enterprise value calculated using same method described in note 2 for the equity value and sourcing cash, short-term investments, debt, minority interest, preferred stock from the 10-Q or financial press release prior to the offer announcement date. The cash proceeds from the exercise of in-the-money options are used to reduce net debt. Enterprise value represents the total enterprise value of the company at the initial offer price.
4) LTM multiples calculated from latest financials prior to offer announcement date.
5) EBITDA, EBIT, and net income are calculated using a normalized figure.
6) Premiums are based on the average closing stock price over the specified time interval. Buckeye's premium is based on the Unaffected Price.
7) Change in comp store sales is based on the most recent fiscal year as of announcement date.
8) Based on the Company Financials.

Project Buckeye

21

RBC Capital Markets